UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 17, 2005

Western Water Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-18756	33-0085833
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

102 Washington Avenue, Point Richmond, California		94801
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	510-234-7400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On a Current Report on Form 8-K filed by Western Water Company (WWTRRE) ("the Company") on October 27, 2005, the Company disclosed that it had agreed to sell the Cherry Creek Project ("the CCP") to the Cherry Creek Project Water Authority ("the Authority") for $14 million in cash, pursuant to an Asset Purchase Agreement attached hereto as Exhibit 1.1 ("the APA").

On November 17, 2005, the Company and the Authority closed the sale of the CCP. A portion of the sale proceeds were used to pay transaction expenses and repay the Company’s debtor-in-possession loan from CityWide Banks. Net sale proceeds are expected to be sufficient to fund Company operations for the next several months and to satisfy the Company’s debts.

In connection with the sale of the CCP, the Company assigned to the Authority all executory contracts associated with the CCP. The Company no longer owns any assets in Colorado, and the Company has terminated the employment of its sole remaining Colorado-based employee. On November 21, 2005, the Company’s Board of Directors approved a resolution dissolving the Cherry Creek Water Company, the Company’s wholly-owned Colorado subsidiary. Through these actions, the Company has effectively ceased doing business in Colorado.

As previously disclosed, the Company is operating as debtor-in-possession under protection of the United States Bankruptcy Court, Northern District of California, Oakland Divisions (Case Number 05-42839) to allow the Company to reorganize under Chapter 11. Because of the Company’s on-going bankruptcy proceedings, the Company has been unable to complete an audit of its consolidated financial statements for the fiscal year ended March 31, 2005. As a result, the Company is not in compliance with its reporting obligations under the Securities Exchange Act of 1934.

This report contains statements that qualify as "forward-looking statements" under the Private Securities Litigation Reform Act of 1995, including statements about the Company’s ability to use the net sale proceeds to fund its operations for the next several months and satisfy its debts. The Company’s actual results may differ materially from those in the forward-looking statements due to various factors, including those discussed in the Company’s annual and periodic reports filed with the Securities and Exchange Commission.

Item 2.05 Costs Associated with Exit or Disposal Activities.

The disclosures set forth in Item 2.01 above are incorporated into this Item 2.05 by reference in the event that the sale of CCP is deemed to commit the Company to an exit or disposal plan.

Item 9.01 Financial Statements and Exhibits.

d. Exhibits

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Water Company

November 22, 2005	By:	Michael Patrick George

Name: Michael Patrick George
Title: Chairman, President, Chief Executive Officer, and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

1.1	Asset Purchase Agreement, dated as of October 14, 2005, by and between Western Water Company and Cherry Creek Project Water Authority.